EXHIBIT 4.1 - FORM OF SUBSCRIPTION WARRANT

                          WYNDHAM INTERNATIONAL, INC.
                    SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
              FOR HOLDERS OF RECORD OF ITS CLASS A COMMON STOCK OR
 LIMITED PARTNERSHIP UNITS OF PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P. OR
    WYNDHAM INTERNATIONAL OPERATING PARTNERSHIP, L.P. ON SEPTEMBER 30, 1999

                                             983101 11 4
-------------------------------         ----------------------------------------
SUBSCRIPTION WARRANT NUMBER             CUSIP NUMBER

------------------------------- ------  ----------------------------------------
SHARES OF SERIES A PREFERRED    RIGHTS  SHARES OF COMMON STOCK OWNED AS OF
STOCK ELIGIBLE TO SUBSCRIBE             RECORD DATE

                                        ----------------------------------------
                                        PARTNERSHIP UNITS OF PATRIOT
                                        PARTNERSHIP OWNED AS OF RECORD DATE

                                        ----------------------------------------
                                        PARTNERSHIP UNITS OF WYNDHAM
                                        PARTNERSHIP OWNED AS OF RECORD DATE

     Wyndham International, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's Class A common stock (the "Common Stock") and holders of limited partnership units (the "Partnership Units") of Patriot American Hospitality Partnership, L.P. (the "Patriot Partnership") or Wyndham International Operating Partnership, L.P. (the "Wyndham Partnership"), as of the close of business on September 30, 1999 (the "Record Date"), to receive one transferable right (each, a "Right") for each share of Common Stock, 0.95 Rights for each Partnership Unit of the Patriot Partnership and 0.05 Rights for each Partnership Unit of the Wyndham Partnership held of record as of the close of business on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), for every 56.2772 Rights (the "Subscription Privilege") at a subscription price of $100.00 per share. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock and Partnership Units held by the registered holder whose name appears hereon, and the number of whole shares of Series A Preferred Stock to which such holder is entitled to subscribe pursuant to the Subscription Privilege (rounded down, if applicable, to the nearest whole share).

     For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated November 8, 1999 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from ChaseMellon Consulting Services, L.L.C. (toll free (888) 224-2745).

     This Subscription Warrant (or a Notice of Guaranteed Delivery) must be received by ChaseMellon Shareholder Services, L.L.C. (the "Subscription Agent") together with payment in full of the subscription price by 5:00 p.m. New York City time, on December 8, 1999 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Series A Preferred Stock in the Rights Offering made hereby is irrevocable.

     The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1; may be transferred or assigned, or exercised or sold through a bank or broker, by duly completing Form 2; and may be sold through ChaseMellon Shareholder Services, L.L.C. by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from ChaseMellon Shareholder Services, L.L.C., before exercising or selling their Rights.

SUBSCRIPTION PRICE: $100.00 PER SHARE

     The registered owner whose name appears hereon, or its assigns, is entitled to subscribe for shares of Series A Preferred Stock of the Company upon the terms and subject to the conditions set forth in the Prospectus and the instructions relating to the use hereof.

     This Subscription Warrant is transferable, and may be combined or divided at the office of ChaseMellon Shareholder Services, L.L.C. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights.

     Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the remaining Rights evidenced thereby.

                  FORM 1 (on reverse of Subscription Warrant)

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Series A Preferred Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     Total Subscription:

     Number of whole shares subscribed for pursuant to the Subscription Privilege _____ X $100.00 per share (56.2772 Rights needed to subscribe for one share) = $_______ payment.*

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

     [_] Check, bank draft, or U.S. postal money order payable to "ChaseMellon Shareholder Services, L.L.C., as Subscription Agent" or

     [_] Wire transfer directed to: The Chase Manhattan Bank; New York, NY 10001; ABA#021 000 021; Credit Acct. #323-133703; ChaseMellon
          Shareholder Services, L.L.C. (Wyndham).

(a) If the Rights being exercised pursuant to the Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrant (check only one):

     [_] Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

     [_] Deliver a new Subscription Warrant in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

     [_] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

     [_]  Do not deliver a new Subscription Warrant to me.

(b) [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

          Name(s) of Registered Holder(s)
          Window Ticket Number (if any)
          Date of Execution of Notice of Guaranteed Delivery
          Name of Institution Which Guaranteed Delivery

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares set forth above, or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedure, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                    Telephone No.  (      )
                      ------------------                 ----------------------

                  FORM 2 (on reverse of Subscription Warrant)

TO TRANSFER YOUR SUBSCRIPTION WARRANT OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER:

For value received, _________ Rights represented by this Subscription Warrant are hereby assigned to (please print full name and address and Taxpayer Identification Number or Social Security Number of transferee):

Name:
     ---------------------------------------------------------
Address:
        ------------------------------------------------------

--------------------------------------------------------------
Signature(s) of Transferor(s)

Signature(s) Guaranteed by:
                           -----------------------------------

Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

                  FORM 3 (on reverse of Subscription Warrant)

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:

The undersigned hereby authorizes the Subscription Agent to sell _______ Rights represented by this Subscription Warrant but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.


-----------------------------------------------------------
Subscriber's Signature

In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

                  FORM 4 (on reverse of Subscription Warrant)

DELIVERY INSTRUCTIONS: Address for mailing of Series A Preferred Stock or new Subscription Warrant or any cash payment in accordance with the Prospectus, if different from the address shown on the face of this Subscription Warrant:

Name:
     -----------------------------------------------------------
Address:
        --------------------------------------------------------